Exhibit 99.1

LiveXLive Media Announces Key Fiscal Fourth Quarter 2018 Achievements, Including New Festival Streaming Deals and Subscriber Growth in Slacker Radio

BEVERLY HILLS, CA – April 9, 2018 -- LiveXLive Media, Inc. (NASDAQ: LIVX) ("LiveXLive"), a global digital media company focused on music and live entertainment, today announced key achievements during its fiscal fourth quarter, ended March 31, 2018. In the fourth quarter LiveXLive secured strategic partnerships with industry leaders, expanding its lineup to 25 festivals and over 50 events globally; grew Slacker’s net subscribers by approximately 10,000 and made important advances in its integration; and added world-class talent to its advisory board.

“We are excited to share the significant progress that we have made during our fiscal fourth quarter. The streaming of music and entertainment content is at the forefront of investors’ minds and LiveXLive is uniquely positioned to lead the music revolution,” commented LiveXLive’s Chairman and CEO Robert Ellin. “LiveXLive’s goal is to be the authentic thought leader around the globe for music and pop culture with a strong focus live, original programming.”

Expands Festival and Event Streaming and Content Rights

LiveXLive is a leader in streaming many of the world’s biggest music festivals and events. The company has dramatically increased its number of festivals and events, having secured streaming rights to 25 festivals and more than 50 events globally. For example, LiveXLive extended its agreement with Rock in Rio, one of the largest festivals in the world. During the fourth quarter LiveXLive also expanded its partnerships with event and venue juggernauts AEG and Insomniac.

LiveXLive also forged an exclusive partnership with Insomniac, the producer behind some of the most innovative, immersive music festivals and events in the world. The five-year agreement establishes LiveXLive as the exclusive global livestreaming partner of Insomniac's events and festivals. LiveXLive will also offer video-on-demand (VOD), virtual reality and be the augmented reality partner for Insomniac festivals, including Electric Daisy Carnival (EDC) Las Vegas, the largest dance music festival in North America. During this year's 22nd edition of EDC Las Vegas, to be held on May 18-20, 2018, LiveXLive will launch a dedicated Insomniac Channel across its streaming platforms.

The music festival season kicks off in late April and May, and during that period alone LiveXLive will stream the following festivals:

●	EDC China, Shanghai, China, April 29-30
●	Hangout Music Festival, Gulf Shores, Alabama, May 18-20
●	Rock On The Range, Columbus, Ohio, May 18-20
●	EDC Las Vegas, Las Vegas, Nevada, May 18-20
●	Country 500, Daytona Beach, Florida, May 25-27

Slacker Radio

LiveXLive completed its acquisition of Slacker Radio in late December 2017 and has made strong progress integrating Slacker and has already begun to realize many synergies from the combination. LiveXLive has leveraged its resources to help expand Slacker’s distribution and its artist relationships and promotions. The company is working on expanding Slacker’s reach to countries around the globe and is investing marketing dollars, which is resulting in strong free and paid subscriber growth.

Slacker added approximately 10,000 net new subscribers in the fourth fiscal quarter, ending the fiscal year with 447,000 total subscribers as of March 31, 2018.

“We are unlocking the value in the combination of LiveXLive and Slacker Radio and successfully expanding our reachable audience. We are excited by the subscriber growth we are already seeing and expect to continue to accelerate Slacker through strategic expansion. Slacker’s exclusive partnership with Tesla in North America is proving to be a valuable customer acquisition channel and a model that we plan to replicate,” said Ellin.

Slacker’s proven product development team is focused on rapidly creating the next generation of LiveXLive’s web, mobile and Over-The-Top (OTT) applications, including Apple TVTM , RokuTM and Fire TVTM, to bring live experiences online as the 2018 music festival season kicks off.

Slacker’s world-class programming team is already contributing editorial content to LiveXLive’s existing offerings and will soon deliver tailored audio channels supporting LiveXLive’s live music broadcasts. Live audio feeds from LiveXLive’s events will be featured and programmed across Slacker’s vast distribution network. Collectively, these activities will provide leverageable cross-promotional elements and differentiated experiences across both services.

Advisory Board Additions

During the quarter, LiveXLive appointed two new luminaries of the entertainment and music worlds as special advisors to the company:

●	Jules Haimovitz - Haimovitz has more than 35 years' experience developing, managing and leading some of the most well-known cable networks and production companies in entertainment, including Showtime, Lifetime, MGM, Dick Clark Productions, Viacom, Aaron Spelling Productions, Inc. and more.

●	Roger Werner - Werner has more than 30 years of experience in the television and digital industries, designing, building and managing some of world's most successful networks, including ESPN and what is now Fox Sports West and Fox Sports Americas.

Listing on The NASDAQ Capital Market; Upcoming Investor Events

LiveXLive common stock began trading on The NASDAQ Capital Market on February 22, 2018, under the trading symbol "LIVX." Listing on NASDAQ is a major milestone in the company’s evolution, introducing LiveXLive to a wider audience of potential investors and increasing liquidity, ultimately contributing to the company’s ability to increase shareholder value.

LiveXLive has presented to the investor community at five events thus far in 2018 with more to come. LiveXLive will continue to provide investors with consistent communication regarding its operational progress throughout the year. LiveXLive will begin conducting quarterly earnings conference calls later this year. In the meantime, the company looks forward to sharing more on its developing story at the following upcoming investor events:

●	The MicroCap Conference, April 10, 2018 in New York City
●	Needham Emerging Technology Conference, May 15, 2018 in New York City
●	Ladenburg Thalmann Technology Expo, May 31, 2018 in New York City

2018 and Beyond

“LiveXLive is poised to capitalize on the seismic shift to OTT streaming and the delivery of content to music fans globally. We are approaching the start of the 2018 music festival season and we are extremely excited for our future. We are seeing strong growth in Slacker Radio, which will represent the significant share of our revenue for the next year and are building a significant competitive moat with an industry leading lineup of streaming rights for many of the world’s biggest events and festivals. We thank our investors, employees and partners for their support and invite you to stay tuned as LiveXLive grows and evolves,” concluded Ellin.

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About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company dedicated to music and live entertainment. The Company operates one of the only video streaming services for live music and original music-related content, “LiveXLive,” which creates a social, community-oriented experience for music lovers. The LiveXLive platform, and app, deliver premium live-streamed and on-demand video content from some of the world’s top music festivals and concerts, including Rock in Rio, Outside Lands Music and Arts Festival, Hangout Music Festival, and more, with featured live performances from world-renowned artists such as Rihanna, Katy Perry, Radiohead, Chance The Rapper, Bruce Springsteen, Maroon 5 and Major Lazer. Alongside the many live-streamed music events, LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. The Company is headquartered in Beverly Hills, CA, and its business also includes social influencer network, LiveXLive Influencers and internet radio service Slacker Radio (www.slacker.com). For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “would,” “should”, “could” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, successfully implementing the Company’s and Slacker’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described from in the Company’s Registration Statement on Form S-1, Amendment No. 5, filed with the Securities and Exchange Commission on December 15, 2017 (the “SEC”) and other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements except as may be required by law.

Investor Contact:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Chris Tyson

MZ North America

chris.tyson@mzgroup.us

949-491-8235

Media Contact:

Kristi Mexia

Beck Media & Marketing

kristi.mexia@beckmedia.com

(310) 300-4800

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